UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 31, 2025

Dana Incorporated

(Exact name of registrant as specified in its charter)

Delaware	1-1063	26-1531856
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

3939 Technology Drive, Maumee, Ohio 43537
(Address of principal executive offices) (Zip Code)

(419) 887-3000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on which Registered
Common Stock, $.01 par value	DAN	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On July 31, 2025, Dana Incorporated (“Dana”) entered into Amendment No. 7 to Credit and Guaranty Agreement (the “Seventh Amendment”), among Dana, as borrower, certain domestic subsidiaries of Dana party thereto (the “Guarantors”), the lenders party thereto and Citibank, N.A., as administrative agent and collateral agent (in such capacities, the “Agent”). The Seventh Amendment amends the Credit and Guaranty Agreement, dated as of June 9, 2016 (as amended from time to time, the “Credit Agreement”), among Dana and Dana International Luxembourg S.à r.l., a private limited liability company (société à responsabilité limitée) incorporated under the laws of the Grand Duchy of Luxembourg, as borrowers, the Guarantors from time to time party thereto, the lenders from time to time party thereto and the Agent.

The Seventh Amendment, among other things, adds a new term A facility (the “2025 New Term A Facility”) in an aggregate principal amount of $250.0 million. The 2025 New Term A Facility matures upon the earlier of (i) the date that is five business days after the consummation of the divestiture of Dana’s off-highway business and (ii) the date that is 364 days following the effectiveness of the Seventh Amendment.

Advances under the 2025 New Term A Facility accrue interest at the same rate as Revolving Credit Advances under the Credit Agreement, as set forth therein. The 2025 New Term A Facility requires amortization payments quarterly on the last day of each fiscal quarter, beginning on December 31, 2025, in an amount equal to 10% of the aggregate principal amount outstanding under the 2025 New Term A Facility, with the remaining outstanding amount repaid upon maturity.

The 2025 New Term A Facility is guaranteed by the Guarantors, which consist of all of Dana’s restricted wholly owned domestic subsidiaries, subject to certain exceptions. The 2025 New Term A Facility is secured on a first-priority lien basis on substantially all of the assets of Dana and the Guarantors, subject to certain exceptions and permitted liens.

The description above is a summary of the Seventh Amendment and is qualified in its entirety by the complete text of the Seventh Amendment, which is attached to this report as Exhibit 10.1 and is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above, under Item 1.01, is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits. The following exhibit is filed with this report.

Exhibit No.	Description

10.1	Amendment No. 7 to Credit and Guaranty Agreement, dated as of July 31, 2025, among Dana Incorporated, the guarantors party thereto, Citibank, N.A. as administrative agent and collateral agent, and the lenders party thereto.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DANA INCORPORATED

Date: August 1, 2025	By:	/s/ Douglas H. Liedberg
	Name:	Douglas H. Liedberg
	Title:	Senior Vice President, General Counsel and Secretary